Exhibit 10.49

Amendment No. 2 to the Restricted Stock Agreement

THIS AMENDMENT NO.2 to the Restricted Stock Agreement (the “Agreement”), dated as of December 31, 2012 and subsequently amended as of March 21, 2013, between Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation and Leland C. Launer, Jr. is effective as of                     .

1.	Section 2(a) of the Agreement is hereby amended to read in its entirety:

“(a) Vesting Terms. Subject to the Employee’s continued employment with Fidelity & Guaranty Life or any of its subsidiaries, (i) one-third of the Restricted Stock Units shall vest on December 31, 2013, (ii) one-third of the Restricted Stock Units shall vest on April 30, 2014 and (iii) the remaining one-third of the Restricted Stock Units shall vest on December 31, 2015. Notwithstanding the foregoing, if the Employee’s employment with the Company is terminated by the Company for a reason other than Cause, death or Disability or if the Employee resigns for Good Reason (as such term is defined in the Employment Agreement between the Employee and the Company or any of its Subsidiaries) before April 30, 2014, the Restricted Stock Units relating to the second installment shall vest as of the effective date of “termination” of “employment”.

2.	Section 4 of the Agreement is hereby amended to read in its entirety:

“Section 4. [Reserved]”

3.	Section 7 of the Agreement is hereby amended to read in its entirety:

“Section 7. Settlement of Restricted Stock Units

In settlement of each Restricted Stock Unit that has vested pursuant to the terms of this Agreement, as amended, the Employee shall receive a cash payment equal to the Fair Market Value of one share of Common Stock as of such vesting date to be paid on or as soon as administratively practical following the vesting date but no later than March 15 of the year following the year in which such Restricted Stock Unit vests. From and after the date of settlement pursuant to this Section 7, the Employee shall have no further rights under the Plan or this Agreement pursuant to such Restricted Stock Unit.”

4.	All references to “Restricted Stock” in the Agreement shall be replaced by “Restricted Stock Units”.

5.	In all other respects, the form, terms and provisions of the Agreement remain unchanged and in full force and effect.